Exhibit 99.1

Ingersoll Rand Strengthens Leadership Team for Next Phase of Growth

October 30, 2026

•
Scott Watson named senior vice president and group president, Industrial Technologies and Services North America and EMEIA; Shaun Carlson named senior vice president and group president, Precision and Science Technologies segment

•	Appointments are internal promotions, reflecting the depth of Ingersoll Rand’s leadership bench and the company’s commitment to developing leaders from within
•	Mike Weatherred to retire; will serve in an advisory role through May 2028
•	Thoughtful succession planning supports continuity as the company advances its growth strategy to deliver global end-to-end solutions
•	Board approves new employment agreement with Chairman and Chief Executive Officer Vicente Reynal

DAVIDSON, N.C. – (BUSINESS WIRE) – Ingersoll Rand Inc. (NYSE: IR), a global provider of mission-critical flow creation and life science and industrial solutions, today announced leadership appointments that reflect the scale of its businesses and position the company for its next phase of growth.

Scott Watson has been named senior vice president and group president, Industrial Technologies and Services (IT&S) North America and EMEIA, and Shaun Carlson has been named senior vice president and group president, Precision and Science Technologies (P&ST) segment. Both leaders will report to Vicente Reynal, chairman and chief executive officer.

The company’s businesses have grown significantly in scale and complexity, driven in part by more than 80 acquisitions completed since 2020. That growth has created one of the broadest portfolios of mission-critical technologies backed by a global footprint. These appointments sharpen accountability for commercial execution and operating performance, and position the company to bring the full breadth of its portfolio to customers through end-to-end solutions.

Watson has led the Life Science Technologies platform, transforming it into a growth business. He brings more than 20 years of leadership experience across the life sciences and industrial sectors, including time at McKinsey & Company and in senior roles leading sourcing, manufacturing, and supply chain organizations.

Carlson has led the Precision Technologies platform, where he has driven greater discipline, focus, and execution rigor while strengthening the foundation for long-term growth. He has more than 20 years of commercial and operational leadership experience, including nearly a decade at Dover Corporation, a global industrial manufacturer.

The appointments follow the planned retirement of Mike Weatherred, senior vice president, Precision and Science Technologies segment, Demand Generation, and Execution. Weatherred will support the transition of his responsibilities and then serve in an advisory role, supporting commercial and other projects through May 2028. Ingersoll Rand Execution Excellence (IRX), the company’s process for driving high performance, has become deeply embedded across the organization. Together with the company’s ownership mindset, IRX has been foundational to Ingersoll Rand’s success and will remain central to how the company operates in the new structure.

“These appointments reflect the growth of our businesses and the depth of our leadership talent across Ingersoll Rand,” said Reynal. “Scott and Shaun are proven operators who have delivered results, and their leadership in these roles will position us to move faster, execute with greater focus, and better serve our customers. I want to thank Mike for his many contributions to Ingersoll Rand, and we are fortunate to continue to benefit from his counsel.”

In addition, the Board of Directors has approved a new employment agreement with Reynal, extending his leadership and reinforcing the Board’s confidence in the company’s long-term direction.

“Vicente has built a great company,” said William P. Donnelly, lead independent director of Ingersoll Rand. “In his nearly 10 years as CEO, he has assembled a strong portfolio of businesses, developed a deep bench of leaders, and created a culture where every employee thinks and acts like an owner. The Board and Vicente share an ambitious vision for what Ingersoll Rand can become, and we are excited to have him lead the company into its next phase of growth.”

About Ingersoll Rand Inc.
Ingersoll Rand Inc. (NYSE: IR), driven by an entrepreneurial spirit and ownership mindset, is dedicated to Making Life Better for our employees, customers, shareholders, and planet. Customers lean on us for exceptional performance and durability in mission‑critical flow creation and life science and industrial solutions. Supported by over 80 respected brands, our products and services excel in the most complex and harsh conditions. For more information, visit IRCO.com.

Forward-Looking Statements
This news release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements related to the expectations of Ingersoll Rand Inc. (the “Company” or “Ingersoll Rand”), regarding the performance of its business, its financial results, its liquidity and capital resources and other non-historical statements. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “forecast,” “outlook,” “target,” “endeavor,” “seek,” “predict,” “intend,” “strategy,” “plan,” “may,” “could,” “should,” “will,” “would,” “will be,” “on track to,” “will continue,” “will likely result,” “guidance” or the negative thereof or variations thereon or similar terminology generally intended to identify forward-looking statements. All statements other than historical facts are forward-looking statements.

These forward-looking statements are based on Ingersoll Rand’s current expectations and are subject to risks and uncertainties, which may cause actual results to differ materially from these current expectations. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. The inclusion of such statements should not be regarded as a representation that such plans, estimates, or expectations will be achieved. Important factors that could cause actual results to differ materially from such plans, estimates or expectations include, among others, (1) adverse impact on our operations and financial performance due to geopolitical tensions, natural disaster, catastrophe, cyber events, or other events outside of our control; (2) unexpected costs, charges, or expenses resulting from completed and proposed business combinations; (3) uncertainty of the expected financial performance of the Company; (4) failure to realize the anticipated benefits of completed and proposed business combinations; (5) the ability of the Company to implement its business strategy; (6) difficulties and delays in achieving revenue and cost synergies; (7) inability of the Company to retain and hire key personnel; (8) evolving legal, regulatory, and tax regimes; (9) changes in general economic and/or industry specific conditions; (10) actions by third parties, including government agencies; and (11) other risk factors detailed in Ingersoll Rand’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”), as such factors may be updated from time to time in its periodic filings with the SEC, which are available on the SEC’s website at http://www.sec.gov. The foregoing list of important factors is not exclusive.

Any forward-looking statements speak only as of the date of this release. Ingersoll Rand undertakes no obligation to update any forward-looking statements, whether as a result of new information or developments, future events or otherwise, except as required by law. Readers are cautioned not to place undue reliance on any of these forward-looking statements.

Investor Relations: Max.Vorcheimer@irco.com Media: Sara.Hassell@irco.com Source: Ingersoll Rand Inc.